UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):
                             October 15, 2002


                        PRECOM TECHNOLOGY, INC.

         (Exact Name of Registrant as Specified in Its Charter)



          Florida                000-31507                   65-0693481

(State or Other Jurisdiction  (Commission File No.)       (IRS Employer
of Incorporation)                                   Identification No.)



2255 Glades Road, Suite 324A, Boca Raton, FL.                    33431

(Address of Principal Executive Offices)                     (Zip Code)


561-988-2610

(Registrant's Telephone Number, Including Area Code)



ITEM 5.   OTHER EVENTS.

On October 15, 2002, a majority of the shareholder's entitled to vote for amendments to the Company's Articles of Incorporation, adopted the recommendation of the Board of Directors and adopted a resolution changing the name of the Corporation from Precom Technology, Inc. to International Trust & Financial Systems, Inc. A copy of the amended Certificate of Incorporation is attached, hereto, as Exhibit 3(i). Notification was made to the NASD, and effective October 21, 2002, the Company's name was so noted.


EXHIBITS

(3)(i)     Articles of Amendment To Articles of Incorporation of
Precom
           Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precom Technology, Inc.
Dated: October 17, 2002


_/s/ Robert J. Hipple_
Name: Robert J. Hipple
Title: President



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